Exhibit 2

                                           Transactions in Securities of the Issuer During the Past 60 Days

Nature of the Transaction	Securities Purchased/(Sold)	Price Per Security($)	Date of Purchase/Sale

                                                                             Islet Management, LP
Purchase of Cash-Settled Total Return Swap	25,000	$3.7897	07/22/2026
Purchase of Cash-Settled Total Return Swap	10,000	$3.9957	07/23/2026
Purchase of Cash-Settled Total Return Swap	20,000	$4.0199	07/24/2026
Purchase of Cash-Settled Total Return Swap	20,000	$3.9666	07/27/2026
Purchase of Cash-Settled Total Return Swap	25,000	$4.0173	07/28/2026
Purchase of Cash-Settled Total Return Swap	27,420	$3.9777	07/29/2026
Purchase of Cash-Settled Total Return Swap	25,000	$3.9843	07/30/2026
Purchase of Cash-Settled Total Return Swap	97,580	$4.0088	07/31/2026
Purchase of Cash-Settled Total Return Swap	5,000	$4.1721	08/03/2026
Purchase of Cash-Settled Total Return Swap	210,737	$3.9600	08/06/2026
Purchase of Cash-Settled Total Return Swap	34,263	$4.0370	08/07/2026
Purchase of Cash-Settled Total Return Swap	62,666	$3.9914	08/10/2026
Purchase of Cash-Settled Total Return Swap	50,000	$3.9247	08/11/2026
Purchase of Cash-Settled Total Return Swap	137,334	$3.9435	08/13/2026
Purchase of Cash-Settled Total Return Swap	125,000	$3.9156	08/14/2026
Purchase of Cash-Settled Total Return Swap	50,000	$3.8150	08/17/2026
Purchase of Cash-Settled Total Return Swap	75,000	$3.7675	08/18/2026
Purchase of Cash-Settled Total Return Swap	25,000	$3.7617	08/19/2026
Purchase of Cash-Settled Total Return Swap	40,000	$3.7116	08/20/2026

Purchase of Cash-Settled Total Return Swap	75,000	$3.8557	08/21/2026
Purchase of Cash-Settled Total Return Swap	65,000	$3.8241	08/24/2026
Purchase of Cash-Settled Total Return Swap	30,000	$3.7855	08/25/2026
Purchase of Cash-Settled Total Return Swap	40,000	$3.7162	08/26/2026
Purchase of Cash-Settled Total Return Swap	40,000	$3.7010	08/27/2026
Purchase of Cash-Settled Total Return Swap	25,000	$3.6052	08/28/2026
Purchase of Cash-Settled Total Return Swap	25,000	$3.5802	08/31/2026
Purchase of Cash-Settled Total Return Swap	15,000	$3.6269	09/02/2026
Purchase of Cash-Settled Total Return Swap	35,000	$3.5695	09/03/2026
Purchase of Cash-Settled Total Return Swap	153,940	$3.1918	09/10/2026
Sale of Cash-Settled Total Return Swap	(90,000)	$3.1696	09/10/2026
Sale of Cash-Settled Total Return Swap	(250,000)	$3.3500	09/14/2026
Purchase of Common Stock	75,000	$3.3600	09/15/2026
Sale of Cash-Settled Total Return Swap	(728,940)	$3.4526	09/15/2026
Purchase of Common Stock	415,000	$3.4412	09/15/2026

YA II PN, Ltd.
Purchase of Common Stock	10,000	$3.8629	07/17/2026
Purchase of Common Stock	83,760	$3.9276	07/17/2026
Purchase of Common Stock	20,000	$3.7719	07/21/2026
Purchase of Common Stock	20,000	$3.7450	07/22/2026
Purchase of Common Stock	35,000	$4.0224	07/31/2026
Purchase of Common Stock	40,000	$3.2455	09/11/2026
Purchase of Common Stock	250,000	$3.3500	09/14/2026
Purchase of Common Stock	14,694	$3.3175	09/14/2026
Purchase of Common Stock	228,940	$3.5000	09/15/2026